Exhibit 99.1

Dayforce Reports Third Quarter 2024 Results1

Dayforce® recurring revenue of $333.2 million, up 19%

Total revenue of $440.0 million, up 17%

Year-to-date net cash provided by operating activities of $200.1 million, up 54%

Minneapolis, MN and Toronto, ON, October 30, 2024 - Dayforce, Inc. ("Dayforce" or the "Company") (NYSE:DAY) (TSX:DAY), a global leader in human capital management ("HCM") technology, today announced its financial results for the third quarter ended September 30, 2024.

“Our dedicated team achieved excellent results in the third quarter, positioning us to finish 2024 with strength,” said David Ossip, Chair and CEO of Dayforce. “Dayforce recurring revenue grew 19% year-over-year, and year-to-date cash flows from operating activities were up 54%, underscoring our ability to both grow and generate profits at scale. We continue to see organizations across the globe realize greater value as they simplify their people operations with the all-in-one Dayforce platform.”

“In the third quarter, we repurchased approximately $30 million worth of shares under our $500 million share repurchase program that we launched last quarter highlighting our progress in enhancing our overall profit profile and the flexibility of our cash-generative business model," said Jeremy Johnson, CFO of Dayforce. "Looking forward, we are excited to meet many of our investors in-person at our inaugural Investor Day alongside our Dayforce Discover conference in Las Vegas where we will outline our strategy for future growth.”

Financial Highlights for the Third Quarter 20241

•
Total revenue was $440.0 million, an increase of 16.6%, or 16.7% on a constant currency basis.
•
Dayforce recurring revenue was $333.2 million, an increase of 19.2%, or 19.3% on a constant currency basis. Excluding float revenue, Dayforce recurring revenue was $292.0 million, an increase of 18.9%, or 19.0% on a constant currency basis.
•
Cloud recurring gross margin was 79.0%, compared to 77.0%. Adjusted cloud recurring gross margin was 79.9%, compared to 78.3%.
•
Operating profit was $20.8 million compared to $26.5 million. Adjusted operating profit was $103.2 million compared to $89.4 million.
•
Net income was $2.0 million, compared to net loss of $3.8 million. Adjusted net income was $74.5 million, compared to $58.3 million.
•
Adjusted EBITDA was $126.1 million, compared to $107.2 million.
•
Diluted net income per share was $0.01, compared to diluted net loss per share of $0.02. Adjusted diluted net income per share was $0.47, compared to $0.37.
•
Net cash provided by operating activities for the nine months ended September 30, 2024 was $200.1 million, compared to $129.6 million for the nine months ended September 30, 2023. Free cash flow for the nine months ended September 30, 2024 was $117.3 million, compared to $41.3 million for the nine months ended September 30, 2023.

Supplemental Detail

•
6,730 customers were live on the Dayforce platform as of September 30, 2024, an increase of 73 customers since June 30, 2024 and an increase of 384 customers since September 30, 2023, or 6.1% year-over-year.2
•
Dayforce recurring revenue per customer was $159,496 for the trailing twelve months ended September 30, 2024, an increase of 14.9%.3

1 | Q3 2024 Earnings Release

•
The average float balance for Dayforce's customer funds during the quarter was $4.48 billion and the average yield on Dayforce's float balance was 4.0%, an increase of 20 basis points year-over-year. Float revenue from invested customer funds was $45.6 million for the three months ended September 30, 2024.
•
The average U.S. dollar to Canadian dollar foreign exchange rate was $1.36 for the three months ended September 30, 2024, compared to $1.34 for the three months ended September 30, 2023. Dayforce presents percentage change in revenue on a constant currency basis in order to exclude the effect of foreign currency rate fluctuations, which it believes is useful to management and investors. Percentage change in revenue was calculated on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

1 The financial highlights are on a year-over-year basis, unless otherwise stated. All financial results are reported in United States ("U.S.") dollars and in accordance with accounting principles generally accepted in the U.S. ("GAAP"), unless otherwise stated.

2 Excluding Ascender, ADAM HCM, and eloomi.

3 Excluding float revenue, Ascender, ADAM HCM, and eloomi revenue, and on a constant currency basis. Please refer to the “Non-GAAP Financial Measures” section for discussion of percentage change in revenue on a constant currency basis.

Business Highlights

•
Dayforce was named a Leader in the 2024 Gartner Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises for the fifth consecutive year in October 2024. The Company also scored highest in both North American Compliance Suite 1,000-2,500 and North American Compliance Suite 2,500+ in the 2024 Critical Capabilities report for Cloud HCM Suites for Enterprises with 1000+ Employees.
•
The Company earned a 2024 Top HR Products of the Year Award from Human Resources Executive Magazine for Dayforce Career Explorer and placed on the Constellation ShortList™ within four categories: Workforce Management Suites, HCM Suites with a North American Focus, Global HCM Suites, and Payroll for North American SMBs.
•
Dayforce attained a five-star rating for the second year in a row on Newsweek's list of America's Greenest Companies 2025, recognized by TIME Magazine as one of the World’s Most Sustainable Companies 2024, named a Top 10 company for workers by JUST Capital, placed on the Most Loved Workplaces list for young professionals, and awarded a TrustRadius Tech Cares award for the company’s efforts in social responsibility and volunteerism.

Sales Highlights

•
A North American hospitality company that specializes in managing and developing luxury hotels and resorts selected the full Dayforce suite to support 22,000 employees across U.S., Mexico, and Canada.
•
A major multi-brand Australian retailer has selected Dayforce as its unified HCM solution to support their 12,000 employees across Australia and New Zealand.
•
A global manufacturing and distribution leader, operating in over 12 countries, selected the full Dayforce suite to enhance the experience of 8,500 employees across the United States and Canada.
•
A wholesale distributor of food service and janitorial supplies, with 7,200 employees in the U.S. and Canada chose Dayforce as its comprehensive human capital management solution, opting for the full Dayforce suite of products with Managed Benefits.
•
A world-leading manufacturer and retailer of footwear chose the full Dayforce suite to support its 5,300 employees globally.
•
A U.S.-based online gaming and sports entertainment company chose Dayforce Managed Payroll Services to support its 4,100 employees across the U.S., Canada, and the United Kingdom ("U.K.").
•
A U.K.-based clothing retailer chose the full Dayforce Talent suite and Global Payroll to effectively manage its workforce of 3,800 employees across 12 countries.
•
A U.S. construction company selected the full Dayforce suite for consolidating and modernizing its systems across 48 states and 32 unique FEINs for its 3,500 employees.

2 | Q3 2024 Earnings Release

•
A regional commuter railroad corporation in the U.S. has chosen Dayforce as its unified HCM solution, including the full Talent Suite, to effectively manage its workforce of 3,300 employees.
•
A global manufacturer and distributor of medical devices operating in 33 countries, chose Dayforce for Global Pay, Time, and Managed Benefits in the U.S. to support 2,300 employees.

New Customer Highlights

•
A British multinational hotel and restaurant company with 38,000 employees went live across the U.K. with Dayforce Managed Payroll, HR, Workforce Management, and Talent.
•
A prominent U.S. manufacturer recently went live with Dayforce HR, Payroll, Time, Wallet, Document Management for its 10,000 employees.
•
A U.K. fashion retailer with 400 stores and 10,000 employees has recently implemented Dayforce HR, Workforce Management, Payroll, and Dayforce Wallet.
•
A leading senior living organization recently deployed the full Dayforce suite, supporting 6,300 active employees across the U.S.
•
A well-established U.S. logistics company has gone live with the full Dayforce suite to support its 5,200 employees.
•
A well-established U.S.-based insurance company has gone live with the full Dayforce suite supporting its 4,800 employees across North America.
•
A North American technology company migrated to Dayforce Managed Payroll to support nearly 4,700 U.S. employees.
•
A global office furniture manufacturer has implemented Dayforce HR, Payroll, Time, Analytics, and Dayforce Wallet for almost 4,000 U.S. employees.
•
A U.S.-based energy services company with 1,200 employees has implemented Dayforce Payroll, Benefits, Time, Core HR, Onboarding, and Recruiting.
•
A nonprofit organization dedicated to the governance and promotion of golf in America recently undertook a full-suite implementation of Dayforce to support its 400 employees.

Product Roadmap Highlights

In the third quarter, Dayforce launched new product capabilities to help Dayforce customers realize quantifiable value through enriched workforce engagement, enhanced analytics, and improved employee financial wellness, and to update their compliance capabilities.

•
The new Dayforce Learning was announced, with enhancements that will better equip organizations with the advanced learning and development capabilities needed to grow, engage, and enrich their workforces.
•
Dayforce People Analytics enhancements include:
o
Measures, a new KPI and performance management tool, that surfaces performance across 28+ metrics, allowing organizations to configure intelligent nudges that can surface changes requiring their attention
o
Data Cards display Measures in the Advanced Experience Hub, embedding awareness of performance metrics across the organization
o
Machine learning enhanced prediction gives organizations a view into future performance
•
Dayforce Wallet updates include a new Savings feature, which allows users to route some of their earnings into a saving plan, a new Cashless Tips feature, which allows employers to pay out pre-tax or net tips by automating their distribution at the end of a shift, and a new Dayforce Wallet widget that integrates on-demand pay into Dayforce Hub, allowing employees to view and request available pay directly. As of September 30, 2024, over 1,290 customers were live on Dayforce Wallet.
•
Dayforce Payroll enhancements include a reimagined payroll experience that offers real-time insight into pay variances, helping users detect anomalies by highlighting areas needing attention.

3 | Q3 2024 Earnings Release

•
240+ compliance updates up to the end of the third quarter, will bolster the Company’s industry-leading position in compliance by addressing changes in regional taxes, workers’ compensation, garnishments, and multiple state and city rate changes.

Business Outlook

Based on information available as of October 30, 2024, Dayforce is issuing the following guidance for the fourth quarter and full year of 2024 as indicated below. Comparisons are on a year-over-year basis, unless stated otherwise.

Guided Metrics	Full Year 2024	Fourth Quarter 2024
Total revenue	$1,747 million to $1,752 million, an increase of 15% to 16% on a GAAP basis or 16% on a constant currency basis.	$452 million to $457 million, an increase of 13% to 14% on a GAAP basis or 13% to 15% on a constant currency basis.
Dayforce recurring revenue, excluding float	$1,163 million to $1,168 million, an increase of 21% on a GAAP and on a constant currency basis.	$311 million to $316 million, an increase of 21% to 23% on a GAAP and on a constant currency basis.
Float revenue	$192 million	$37 million
Adjusted EBITDA	$492 million to $507 million	$120 million to $135 million

Dayforce is also providing an initial outlook for full year 2025 as follows:

•
Total revenue growth, excluding float, between 14% and 15%, on a constant currency basis
•
Adjusted EBITDA margin above 31%
•
Free cash flow as a percentage of total revenue above 12%

Dayforce has not reconciled the Adjusted EBITDA ranges, Adjusted EBITDA margin, or free cash flow for the fourth quarter or full years of 2024 or 2025 to the directly comparable GAAP financial measures because applicable information for the future period, on which these reconciliations would be based, is not available without unreasonable efforts due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

Foreign Exchange

For the fourth quarter of 2024, Dayforce's guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.38, which results in an average rate of $1.37 for the full year of 2024, compared to an average rate of $1.36 and $1.35 for the fourth quarter and full year of 2023, respectively.

Conference Call Details

Dayforce will host a live webcast and conference call to discuss the third quarter 2024 earnings at 8:00 a.m. Eastern Time on October 30, 2024. Those wishing to participate via the webcast should access the call through the Investor Relations section of the Dayforce website. Those wishing to participate via the telephone may dial in at 877-497-9071 (USA) or 201-689-8727 (International). The webcast replay will be available through the Investor Relations section of the Dayforce website.

About Dayforce

Dayforce makes work life better. Everything we do as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Our single, global people platform for HR, Pay, Time, Talent, and Analytics equips Dayforce customers to unlock their full workforce potential and operate with confidence. To learn how Dayforce helps create quantifiable value for organizations of all sizes and industries, visit dayforce.com.

4 | Q3 2024 Earnings Release

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give Dayforce's current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. Users can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to the fourth quarter and full fiscal years of 2024 and 2025, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” "assume", “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that Dayforce has made in light of its industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. As users consider this press release, it should be understood that these statements are not guarantees of performance or results. These assumptions and Dayforce’s future performance or results involve risks and uncertainties (many of which are beyond its control). In particular:

•
its inability to maintain its high Cloud solutions growth rate, manage its domestic and international growth effectively, or execute on its growth strategy;
•
the impact of disruptions to the movement of funds to initiate payroll-related transactions on behalf of customers;
•
its failure to manage its aging technical operations infrastructure;
•
system breaches, interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise customer information or sensitive company information, including its ongoing consent order with the Federal Trade Commission regarding data protection;
•
its failure to comply with applicable privacy, data protection, information security, and financial services laws, regulations and standards;
•
its inability to successfully compete in the markets in which Dayforce operates and expand its current offerings into new markets or further penetrate existing markets due to competition;
•
its failure to properly update its solutions to enable its customers to comply with applicable laws;
•
its failure to provide new or enhanced functionality and features, including those that may involve artificial intelligence or machine learning;
•
its inability to maintain necessary third-party relationships, and third-party software licenses, and identify errors in the software it licenses;
•
its inability to offer and deliver high-quality technical support, implementation, and professional services;
•
its inability to attract and retain senior management employees and highly skilled employees;
•
the impact of its outstanding debt obligations on its financial condition, results of operations, and value of its common stock;
•
its ability to maintain effective internal control over financial reporting, and the effect of the existing material weakness in its internal control over financial reporting on its business, financial condition, and results of operations; or
•
the impact of adverse economic and market conditions on its business, operating results, or financial condition.

5 | Q3 2024 Earnings Release

Although Dayforce has attempted to identify important risk factors, additional factors or events that could cause Dayforce’s actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for Dayforce to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of Dayforce’s assumptions prove incorrect, its actual financial condition, results of operations, future performance, and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; Dayforce’s implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically U.S. dollar to Canadian dollar, remain stable at, or near, current rates; Dayforce will be able to maintain its relationships with its employees, customers, and partners; Dayforce will continue to attract qualified personnel to support its development requirements and the support of its new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on Dayforce. Any forward-looking statement made by Dayforce in this press release speaks only as of the date on which it is made. Dayforce undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

6 | Q3 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2024	2023
(In millions, except per share data)
Assets
Current assets:
Cash and equivalents	$494.1	$570.3
Restricted cash	—	0.8
Trade and other receivables, net	255.8	228.8
Prepaid expenses and other current assets	153.3	126.7
Total current assets before customer funds	903.2	926.6
Customer funds	4,000.7	5,028.6
Total current assets	4,903.9	5,955.2
Right of use lease assets, net	14.7	19.1
Property, plant, and equipment, net	228.3	210.1
Goodwill	2,394.5	2,293.9
Other intangible assets, net	228.3	230.2
Deferred sales commissions	215.6	192.1
Other assets	131.7	110.3
Total assets	$8,117.0	$9,010.9

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$7.3	$7.6
Current portion of long-term lease liabilities	6.0	7.0
Accounts payable	73.1	66.7
Deferred revenue	42.7	40.2
Employee compensation and benefits	77.9	92.9
Other accrued expenses	66.3	30.4
Total current liabilities before customer funds obligations	273.3	244.8
Customer funds obligations	4,004.6	5,090.1
Total current liabilities	4,277.9	5,334.9
Long-term debt, less current portion	1,209.9	1,210.1
Employee benefit plans	25.0	27.7
Long-term lease liabilities, less current portion	14.0	18.9
Other liabilities	34.2	21.1
Total liabilities	5,561.0	6,612.7
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500.0 shares authorized, 157.8 and 156.3 shares issued and outstanding, respectively	1.6	1.6
Additional paid in capital	3,291.5	3,151.1
Accumulated deficit	(340.5)	(317.8)
Accumulated other comprehensive loss	(396.6)	(436.7)
Total stockholders’ equity	2,556.0	2,398.2
Total liabilities and stockholders' equity	$8,117.0	$9,010.9

7 | Q3 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(In millions, except per share data)
Revenue:
Recurring	$375.9	$325.4	$1,123.6	$958.2
Professional services and other	64.1	52.1	171.2	155.8
Total revenue	440.0	377.5	1,294.8	1,114.0
Cost of revenue:
Recurring	87.4	80.5	265.1	239.4
Professional services and other	75.1	66.1	210.8	197.0
Product development and management	55.4	53.3	166.8	153.5
Depreciation and amortization	20.8	17.1	58.6	47.4
Total cost of revenue	238.7	217.0	701.3	637.3
Gross profit	201.3	160.5	593.5	476.7
Selling and marketing	86.4	61.8	248.5	177.5
General and administrative	94.1	72.2	269.4	204.9
Operating profit	20.8	26.5	75.6	94.3
Interest expense, net	8.8	8.9	33.2	27.2
Other (income) expense, net	(6.3)	5.1	5.7	6.6
Income before income taxes	18.3	12.5	36.7	60.5
Income tax expense	16.3	16.3	29.4	51.3
Net income (loss)	$2.0	$(3.8)	$7.3	$9.2
Net income (loss) per share:
Basic	$0.01	$(0.02)	$0.05	$0.06
Diluted	$0.01	$(0.02)	$0.05	$0.06
Weighted average shares outstanding:
Basic	158.1	155.7	157.6	155.0
Diluted	159.7	155.7	159.9	158.2

8 | Q3 2024 Earnings Release

Dayforce, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2024	2023
(In millions)
Cash flows from operating activities
Net income	$7.3	$9.2
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax (benefit) expense	(27.5)	13.9
Depreciation and amortization	151.5	84.1
Amortization of debt issuance costs and debt discount	3.2	3.3
Loss on debt extinguishment	4.3	—
Provision for doubtful accounts	4.7	4.2
Net periodic pension and postretirement cost	7.6	0.9
Share-based compensation expense	118.4	118.0
Change in fair value of contingent consideration	9.0	11.8
Other	(1.2)	0.3
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade and other receivables	(26.2)	(62.0)
Prepaid expenses and other current assets	(4.5)	(20.1)
Deferred sales commissions	(22.9)	(25.9)
Accounts payable and other accrued expenses	5.9	8.5
Deferred revenue	(6.5)	7.5
Employee compensation and benefits	(16.1)	(23.2)
Accrued taxes	22.5	11.0
Payment of contingent consideration	(20.9)	—
Other assets and liabilities	(8.5)	(11.9)
Net cash provided by operating activities	200.1	129.6

Cash flows from investing activities
Purchases of customer funds marketable securities	(483.2)	(252.0)
Proceeds from sale and maturity of customer funds marketable securities	283.4	326.4
Purchases of marketable securities	(10.0)	—
Proceeds from sale and maturity of marketable securities	7.6	—
Expenditures for property, plant, and equipment	(8.7)	(15.4)
Expenditures for software and technology	(74.1)	(72.9)
Acquisition costs, net of cash acquired	(173.1)	—
Other	—	(1.0)
Net cash used in investing activities	(458.1)	(14.9)

Cash flows from financing activities
(Decrease) increase in customer funds obligations, net	(1,049.9)	311.0
Proceeds from issuance of common stock under share-based compensation plans	22.0	40.3
Repurchases of common stock	(28.8)	—
Proceeds from debt issuance	650.0	—
Repayment of long-term debt obligations	(646.5)	(6.0)
Payment of debt refinancing costs	(11.4)	—
Payment of contingent consideration	(3.0)	—
Net cash (used in) provided by financing activities	(1,067.6)	345.3

Effect of exchange rate changes on cash, restricted cash, and equivalents	(18.2)	5.1
Net (decrease) increase in cash, restricted cash, and equivalents	(1,343.8)	465.1
Cash, restricted cash, and equivalents at beginning of period	3,421.4	3,151.2
Cash, restricted cash, and equivalents at end of period	$2,077.6	$3,616.3

Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$494.1	$510.3
Restricted cash	—	0.8
Restricted cash and equivalents included in customer funds	1,583.5	3,105.2
Total cash, restricted cash, and equivalents	$2,077.6	$3,616.3

9 | Q3 2024 Earnings Release

Dayforce, Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended September 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$292.0	$245.6	18.9%	(0.1)%	19.0%
Dayforce float	41.2	34.0	21.2%	(0.3)%	21.5%
Total Dayforce recurring	333.2	279.6	19.2%	(0.1)%	19.3%
Powerpay recurring, excluding float	20.2	19.6	3.1%	(2.0)%	5.1%
Powerpay float	4.2	4.4	(4.5)%	(2.2)%	(2.3)%
Total Powerpay recurring	24.4	24.0	1.7%	(2.0)%	3.7%
Total Cloud recurring	357.6	303.6	17.8%	(0.3)%	18.1%
Other recurring (b)	18.3	21.8	(16.1)%	0.9%	(17.0)%
Total recurring revenue	375.9	325.4	15.5%	(0.2)%	15.7%
Professional services and other (c)	64.1	52.1	23.0%	(—)%	23.0%
Total revenue	$440.0	$377.5	16.6%	(0.1)%	16.7%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.2 million and $0.4 million for the three months ended September 30, 2024, and 2023, respectively.
c)
For the three months ended September 30, 2024, Professional services and other consisted of $61.8 million and $2.3 million associated with Dayforce and Other, respectively. For the three months ended September 30, 2023, Professional services and other consisted of $48.2 million, $3.8 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively.

10 | Q3 2024 Earnings Release

	Nine Months Ended September 30,		Percentage change in revenue	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2024	2023	2024 vs. 2023		2024 vs. 2023
	(In millions)
Revenue:
Recurring revenue:
Dayforce recurring, excluding float	$852.1	$706.5	20.6%	(0.2)%	20.8%
Dayforce float	139.9	112.5	24.4%	(0.2)%	24.6%
Total Dayforce recurring	992.0	819.0	21.1%	(0.2)%	21.3%
Powerpay recurring, excluding float	60.6	58.8	3.1%	(1.2)%	4.3%
Powerpay float	14.4	13.4	7.5%	(0.7)%	8.2%
Total Powerpay recurring	75.0	72.2	3.9%	(1.1)%	5.0%
Total Cloud recurring	1,067.0	891.2	19.7%	(0.3)%	20.0%
Other recurring (b)	56.6	67.0	(15.5)%	(1.0)%	(14.5)%
Total recurring revenue	1,123.6	958.2	17.3%	(0.3)%	17.6%
Professional services and other (c)	171.2	155.8	9.9%	(0.2)%	10.1%
Total revenue	$1,294.8	$1,114.0	16.2%	(0.3)%	16.5%
a)
Dayforce has calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Please refer to the "Non-GAAP Financial Measures" section for discussion of percentage change in revenue on a constant currency basis.
b)
Float attributable to Other recurring was $0.9 million and $1.6 million for the nine months ended September 30, 2024, and 2023, respectively.
c)
For the nine months ended September 30, 2024, Professional services and other consisted of $164.4 million, $6.6 million, and $0.2 million associated with Dayforce, Other, and Powerpay, respectively. For the three months ended September 30, 2023, Professional services and other consisted of $144.6 million, $11.1 million, and $0.1 million associated with Dayforce, Other, and Powerpay, respectively.

11 | Q3 2024 Earnings Release

Dayforce, Inc.

Share-Based Compensation Expense and Related Employer Taxes

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in millions)
Cost of revenue - Cloud	$3.0	$3.9	$9.6	$11.9
Cost of revenue - Other	0.6	0.5	1.7	1.2
Professional services and other	4.0	4.4	11.7	13.5
Product development and management	8.1	7.8	25.0	25.7
Sales and marketing	9.4	6.4	27.2	19.0
General and administrative	14.5	13.4	43.2	47.0
Total	$39.6	$36.4	$118.4	$118.3

12 | Q3 2024 Earnings Release

Dayforce, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables reconcile Dayforce's reported results to its non-GAAP financial measures:

	Three Months Ended September 30, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$75.1	79.0%	$3.0	$—	$0.1	$72.0	79.9%

Operating profit	$20.8	4.7%	$39.6	$29.6	$13.2	$103.2	23.5%

Net income	$2.0	0.5%	$39.6	$29.6	$3.3	$74.5	16.9%
Interest expense, net	8.8		—	—	—	8.8
Income tax expense (c)	16.3		—	—	(4.0)	20.3
Depreciation and amortization	52.1		—	29.6	—	22.5
EBITDA	$79.2		$39.6	$—	$7.3	$126.1	28.7%

Net income per share - diluted (d)	$0.01		$0.25	$0.19	$0.02	$0.47

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net (loss) income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $9.0 million related to the fair value adjustment for the DataFuzion contingent consideration, $3.2 million of restructuring expenses, $3.2 million of costs associated with the planned termination of its frozen U.S. pension plan, $1.0 million of fees associated with initiating the receivables securitization program, and $9.1 million of foreign exchange gain, along with a $4.0 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 159.7 million weighted average shares of common stock.

13 | Q3 2024 Earnings Release

	Three Months Ended September 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$69.9	77.0%	$3.9	$—	$—	$66.0	78.3%

Operating profit	$26.5	7.0%	$36.4	$20.5	$6.0	$89.4	23.7%

Net (loss) income	$(3.8)	(1.0)%	$36.4	$20.5	$5.2	$58.3	15.4%
Interest expense, net	8.9		—	—	—	8.9
Income tax expense (c)	16.3		—	—	(5.5)	21.8
Depreciation and amortization	38.7		—	20.5	—	18.2
EBITDA	$60.1		$36.4	$—	$10.7	$107.2	28.4%

Net (loss) income per share - diluted (d)	$(0.02)		$0.23	$0.13	$0.03	$0.37

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $4.7 million of foreign exchange loss, $4.6 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $1.2 million of restructuring expenses, and $0.2 million related to the abandonment of certain leased facilities, along with a $5.5 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP diluted net loss per share is calculated based upon 155.7 weighted average shares of common stock, and Adjusted diluted net income per share is calculated based upon 158.8 million weighted average shares of common stock.

14 | Q3 2024 Earnings Release

	Nine Months Ended September 30, 2024
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$228.5	78.6%	$9.6	$—	$0.9	$218.0	79.6%

Operating profit	$75.6	5.8%	$118.4	$87.5	$25.7	$307.2	23.7%

Net income	$7.3	0.6%	$118.4	$87.5	$5.5	$218.7	16.9%
Interest expense, net	33.2		—	—	—	33.2
Income tax expense (c)	29.4		—	—	(27.0)	56.4
Depreciation and amortization	151.5		—	87.5	—	64.0
EBITDA	$221.4		$118.4	$—	$32.5	$372.3	28.8%

Net income per share - diluted (d)	$0.05		$0.74	$0.55	$0.03	$1.37

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $15.7 million of restructuring expenses, $9.7 million of costs associated with the planned termination of its frozen U.S. pension plan, $9.0 million related to the fair value adjustment for the DataFuzion contingent consideration, $1.0 million of fees associated with initiating the receivables securitization program, and $2.9 million of foreign exchange gain, along with a $27.0 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 159.9 million weighted average shares of common stock.

15 | Q3 2024 Earnings Release

	Nine Months Ended September 30, 2023
	As reported	As reported margins (a)	Share-based compensation	Amortization	Other (b)	As adjusted (b)	As adjusted margins (a)
	(Dollars in millions, except per share data)
Cost of Cloud recurring revenue	$204.8	77.0%	$11.9	$—	$—	$192.9	78.4%

Operating profit	$94.3	8.5%	$118.3	$32.7	$15.6	$260.9	23.4%

Net income	$9.2	0.8%	$118.3	$32.7	$(1.8)	$158.4	14.2%
Interest expense, net	27.2		—	—	—	27.2
Income tax expense (c)	51.3		—	—	(22.7)	74.0
Depreciation and amortization	84.1		—	32.7	—	51.4
EBITDA	$171.8		$118.3	$—	$20.9	$311.0	27.9%

Net income per share - diluted (d)	$0.06		$0.75	$0.21	$(0.01)	$1.00

(a)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue. Operating profit margin and net profit margin are determined by calculating the percentage operating profit and net income are of total revenue. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted margins.
(b)
The as adjusted column is a non-GAAP financial measure, adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items including $11.8 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $5.3 million of foreign exchange loss, $3.4 million of restructuring expenses, and $0.4 million related to the abandonment of certain leased facilities, along with a $22.7 million net adjustment for the effect of income taxes related to these items. Please refer to the "Non-GAAP Financial Measures" section for additional information on the as adjusted metrics.
(c)
Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(d)
GAAP and Adjusted diluted net income per share are calculated based upon 158.2 million weighted average shares of common stock.

16 | Q3 2024 Earnings Release

Dayforce, Inc.

Reconciliation of Free Cash Flow

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In millions)
Net cash provided by operating activities	$91.8	$36.6	$200.1	$129.6
Expenditures for property, plant, and equipment	(2.0)	(5.3)	(8.7)	(15.4)
Expenditures for software and technology	(26.4)	(26.5)	(74.1)	(72.9)
Free cash flow	$63.4	$4.8	$117.3	$41.3

17 | Q3 2024 Earnings Release

Non-GAAP Financial Measures

Dayforce uses certain non-GAAP financial measures in this release including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net (loss) income
Adjusted EBITDA	Net (loss) income
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit
Adjusted operating profit margin	Operating profit margin
Adjusted net income	Net (loss) income
Adjusted net profit margin	Net profit margin
Adjusted diluted net income per share	Diluted net (loss) income per share
Free cash flow	Net cash provided by operating activities
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce recurring revenue per customer	No directly comparable GAAP measure

Dayforce believes that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate its overall operating performance including comparison across periods and with competitors. Dayforce's management team uses these non-GAAP financial measures to assess operating performance because these financial measures exclude the results of decisions that are outside the normal course of its business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of its management incentive plan and Adjusted Cloud recurring gross margin and Adjusted operating profit are components of certain performance based equity awards for its named executive officers. Additionally, Dayforce believes that the non-GAAP financial measure free cash flow is meaningful to investors because it is a measure of liquidity that provides useful information in understanding and evaluating the strength of Dayforce’s liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business. The exclusion of capital expenditures facilitates comparisons of Dayforce’s liquidity on a period-to-period basis and excludes items that management does not consider to be indicative of Dayforce’s liquidity.

These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to Dayforce's results as reported under GAAP, have important limitations as analytical tools, and its use of these terms may not be comparable to similarly titled measures of other companies in its industry. Dayforce's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by similar items to those eliminated in this presentation. Please refer to Dayforce’s full financial results, including further discussion of non-GAAP financial measures, on the Investor Relations portion of its website at investors.dayforce.com.

Dayforce defines its non-GAAP financial measures as follows:

•
EBITDA is defined as net (loss) income before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted net income is defined as net (loss) income, as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items, all of which are adjusted for the effect of income taxes.

18 | Q3 2024 Earnings Release

•
Adjusted net profit margin is determined by calculating the percentage Adjusted net income is of total revenue.
•
Adjusted diluted net income per share is calculated by dividing adjusted net income by diluted weighted average common shares outstanding. When adjusted diluted net income per share is positive, diluted weighted average common shares outstanding incorporate the effect of dilutive equity instruments.
•
Free cash flow is defined as net cash provided by operating activities, as adjusted to exclude capital expenditures.
•
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Dayforce recurring revenue per customer is an indicator of the average size of Dayforce recurring revenue customers. To calculate Dayforce recurring revenue per customer, the Company starts with Dayforce recurring revenue on a constant currency basis by applying the same exchange rate to all comparable periods for the trailing twelve months and excludes float revenue and Ascender, ADAM HCM, and eloomi revenue. This amount is divided by the number of live Dayforce customers at the end of the trailing twelve month period, excluding Ascender, ADAM HCM, and eloomi. The Company has not reconciled the Dayforce recurring revenue per customer because there is no directly comparable GAAP financial measure.

Source: Dayforce, Inc.

For further information, please contact:

Investor Relations

1-844-829-9499

investors@dayforce.com

Public Relations

1-647-417-2117

teri.murphy@dayforce.com

19 | Q3 2024 Earnings Release